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                                                  Exhibit 10.1(c)

          SECOND AMENDMENT TO RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO RESTATED CREDIT AGREEMENT (herein called the "Amendment") made as of August 31, 1999 by and among Hecla Mining Company, a Delaware corporation ("Borrower"), the undersigned subsidiary guarantors ("Subsidiary Guarantors"), Bank of America, N.A., f/k/a Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A., individually and as agent ("Agent"), and the Lenders, including Agent, party to the Original Agreement ("Lenders"), defined below.

                      W I T N E S S E T H:

     WHEREAS, Borrower, Subsidiary Guarantors, Agent and Lenders entered into that certain Restated Credit Agreement dated as of May 7, 1999 (as amended, supplemented, or restated, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Subsidiary Guarantors, Agent and Lenders desire to amend the Original Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                           ARTICLE I.

                   Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

          "Amendment" means this Second Amendment to Restated
     Credit Agreement.

          "Credit Agreement" means the Original Agreement as amended hereby.


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                          ARTICLE II.

                Amendments to Original Agreement

     Section 2.1.   Defined Terms.  The definitions of "Base Rate
Margin", "Fixed Rate Margin", and "MWCA Triggering Event" in
Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

     " 'Base Rate Margin' means, on each day:


        Facility Usage                   Base Rate Margin

 less than or equal to twenty-     15 Basis Points (0.15%) per annum
 five percent (25%) of the
 Borrowing Base

 less than or equal to fifty       35 Basis Points (0.35%) per annum
 percent (50%) but greater than
 twenty-five percent (25%) of
 the Borrowing Base

 less than or equal to seventy-    80 Basis Points (0.80%) per annum
 five percent (75%) but greater
 than fifty percent (50%) of
 the Borrowing Base

 greater than seventy-five         100 Basis Points (1.0%) per annum
 percent of the Borrowing Base
 (75%)

provided that the Base Rate Margin for all percentages of Facility Usage shall be increased by Fifty Basis Points (0.5%) if Borrower shall not have received the Minimum Net Proceeds on or prior to November 30, 1999 and such increase shall be effective from September 1, 1999 and shall remain in effect until such time as Borrower shall have received the Minimum Net Proceeds."


















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     " 'Fixed Rate Margin' means, on each day:


        Facility Usage                  Fixed Rate Margin

 less than or equal to twenty-     140 Basis Points (1.4%) per annum
 five percent (25%) of the
 Borrowing Base

 less than or equal to fifty       160 Basis Points (1.6%) per annum
 percent (50%) but greater than
 twenty-five percent (25%) of
 the Borrowing Base

 less than or equal to seventy-    205 Five Basis Points (2.05%) per annum
 five percent (75%) but greater
 than fifty percent (50%) of
 the Borrowing Base

 greater than seventy-five         225 Basis Points (2.25%) per annum
 percent (75%) of the Borrowing
 Base

provided that the Fixed Rate Margin for all percentages of Facility Usage shall be increased by Fifty Basis Points (0.5%) if Borrower shall not have received the Minimum Net Proceeds on or prior to November 30, 1999 and such increase shall be effective from September 1, 1999 and shall remain in effect until such time as Borrower shall have received the Minimum Net Proceeds."

     " 'MWCA Triggering Event' means the first to occur of any of the following (a) the failure by Borrower to sell all of the capital stock or all or substantially all of the assets of MWCA, Inc. by November 30, 1999 or (b) the occurrence of a Default or Event of Default hereunder."

     Section 2.2. Agreement to Deliver Security Documents; Sale of MWCA, Inc. Section 6.16(c) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(c) MWCA, Inc. has delivered to Agent Security Documents pursuant to Section 6.16(a) above. Agent has agreed to hold such Security Documents in anticipation of the sale described in Section 6.16(b) and to record the related financing statements (i) only if Borrower fails to sell all of the capital stock or all or substantially all of the assets of MWCA, Inc. by November 30, 1999 or (ii) if earlier, after the occurrence of a Default hereunder."








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                          ARTICLE III.

                  Conditions of Effectiveness

     Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

     (a) Agent shall have received all of the following, at Agent's office, duly executed and delivered and in form and substance satisfactory to Agent, all of the following:

          (i)  the Amendment;

          (ii) a certificate of the Secretary of Borrower and each Subsidiary Guarantor dated the date of this Amendment certifying: (i) that resolutions adopted by the Board of Directors of such Person authorize the execution, delivery and performance of this Amendment by such Person; (ii) the names and true signatures of the officers of such Persons authorized to sign this Amendment; and (iii) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness; and

          (iii) such other supporting documents as Agent may reasonably request.

     (b)  Borrower shall have paid, in connection with such Loan
Documents, all recording, handling, amendment and other fees required to be paid to Agent pursuant to any Loan Documents.

     (c)  Borrower shall have paid, in connection with such Loan
Documents, all other fees and reimbursements to be paid to Agent pursuant to any Loan Documents, or otherwise due Agent and including fees and disbursements of Agent's attorneys.


                          ARTICLE IV.

                 Representations and Warranties

     Section 4.1.   Representations and Warranties of Borrower.
In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

     (a) The representations and warranties contained in subsections of Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

     (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

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     (c)  The execution and delivery by Borrower of this
Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1998 and the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1999 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.


                           ARTICLE V.

                         Miscellaneous

     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.








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     Section 5.2.   Survival of Agreements.  All representations,
warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     Section 5.3.   Loan Documents.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5. Counterparts; fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS OF THE PARTIES.


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     IN WITNESS WHEREOF, this Amendment is executed as of the
date first above written.



BORROWER:                          HECLA MINING COMPANY


                                   By:  /s/ John P. Stilwell
                                      ---------------------------
                                        John P. Stilwell
                                        Vice President and Chief
                                        Financial Officer




SUBSIDIARY GUARANTORS:             MWCA, INC.


                                   By:  s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   KENTUCKY-TENNESSEE CLAY COMPANY


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   K-T FELDSPAR CORPORATION


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President














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AGENT AND LENDER:                  BANK OF AMERICA, N.A.


                                   By:  /s/ Denise A. Smith
                                      ---------------------------
                                     Name:   Denise A. Smith
                                     Title:  Managing Director




LENDERS:                           FIRST SECURITY BANK, N.A.


                                   By:  /s/ Vicki Riga
                                      ---------------------------
                                      Name:   Vicki Riga
                                      Title:  Vice President